EXHIBIT 4.24

OMNIBUS AMENDMENT NO. 1 TO INDENTURE, SERIES 2012-1 SUPPLEMENT AND

SERIES 2012-1 NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1, dated as of May 7, 2013 (the “Amendment”), is made to (i) the Indenture, dated as of May 1, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between TEXTAINER MARINE CONTAINERS II LIMITED, as issuer (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), (ii) the Series 2012-1 Supplement, dated as of May 1, 2012 (as amended, supplemented or otherwise modified from time to time, the “Supplement”), between the Issuer and the Indenture Trustee, and (iii) the Series 2012-1 Note Purchase Agreement, dated as of May 1, 2012 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuer, the Series 2012-1 Noteholders party thereto and the other parties thereto.

W I T N E S S E T H:

WHEREAS, the parties hereto have previously entered into the Indenture, the Supplement and the Note Purchase Agreement, as applicable;

WHEREAS, the parties desire to amend the Indenture, the Supplement and the Note Purchase Agreement, as applicable, in order to modify certain provisions thereof;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture (or, if not defined therein, as defined in the Supplement or the Note Purchase Agreement).

Section 2. Amendments to the Indenture. Pursuant to Section 1002 of the Indenture:

(a) The definition of “Depreciation Policy” in Section 101 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Depreciation Policy: A depreciation policy:

(i) as of May 7, 2013, under which, for purposes of calculating the Asset Base, the Original Equipment Cost of a Managed Container is depreciated (x) in the case of a Managed Container acquired by the Issuer or TL directly from the manufacturer of such Managed Container, using the straight-line method over a thirteen (13) year useful life (except in the case of 4Y (refrigerated) containers, in which case a twelve (12) year useful life will be used) to the Residual Value, or (y) in the case of a Managed Container not included in clause (x), using the straight-line method over the remaining useful life of such Managed Container as of the date of acquisition of such Managed Container by the Issuer or TL (based upon a total useful life of thirteen (13) years (except in the case of 4Y (refrigerated) containers, in which case a twelve (12) year useful life will be used)) to the Residual Value; and

(ii) which, for any purpose other than calculating the Asset Base, is determined in accordance with GAAP.”

(b) Section 627(a) of the Indenture is hereby amended by adding the following proviso to the end of such paragraph:

“; provided, further, that upon the earlier to occur of (A) the Conversion Date and (B) any of the dates referenced in clauses (x), (y) or (z) of the second sentence in this paragraph, the Interest Rate Hedge Agreements related to Long-Term Leases and Finance Leases must have a weighted average tenor of no less than one year less than the then weighted average remaining term of the applicable Long-Term Leases and Finance Leases”.

(c) Paragraph (b) of Section 627 of the Indenture is hereby amended by deleting the words “one hundred and five percent (105%) of the then Aggregate Principal Balance” and replacing them with the words “the then Aggregate Principal Balance”.

Section 3. Amendments to the Supplement. Pursuant to Section 705 of the Supplement:

(a) The definition of “Applicable Margin” in Section 101 of the Supplement is hereby amended and restated to read in its entirety as follows:

“ “Applicable Margin” means, with respect to each day during an Interest Accrual Period on which a Series 2012-1 Advance by a Series 2012-1 Noteholder is outstanding, one of the following amounts for such Series 2012-1 Advance:

(A) for each date occurring prior to the Conversion Date, one and ninety-five hundredths of one percent (1.95%) per annum; and

(B) for each date on or subsequent to the Conversion Date, two and ninety-five hundredths of one percent (2.95%) per annum.”

(b) The definition of “Unused Fee Percentage” in Section 101 of the Supplement is hereby amended and restated to read in its entirety as follows:

“ “Unused Fee Percentage” means as of any date of determination, one of the following:

(i) If the quotient (expressed as a percentage) obtained by dividing (y) the Series 2012-1 Note Principal Balance by (y) the sum of the Series 2012-1 Note Commitments of all Series 2012-1 Noteholders shall be less than fifty percent (50%) as of such date of determination, one-half of one percent (0.50%) per annum; or

(ii) If the quotient (expressed as a percentage) obtained by dividing (y) the Series 2012-1 Note Principal Balance by (y) the sum of the Series 2012-1 Note Commitments of all Series 2012-1 Noteholders shall be equal to or greater than fifty percent (50%) as of such date of determination, three-eighths of one percent (0.375%) per annum.”

Section 4. Amendments to the Note Purchase Agreement. Pursuant to Section 9.1 of the Note Purchase Agreement:

(a) The first sentence of Section 2.5 of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“The Conversion Date shall be May 7, 2015.”

(b) The following sentence is hereby added to the end of Section 2.1(b) of the Note Purchase Agreement:

“Notwithstanding anything to the contrary herein, each Deal Agent shall be responsible for allocating in its sole discretion each Series 2012-1 Advance between the applicable Purchaser (as Granting Purchaser) and its respective CP Purchaser (as Accepting Purchaser) and such Deal Agent’s record of such allocation shall be conclusive.”

(c) The following two sentences are hereby added to the end of Section 2.4(b) of the Note Purchase Agreement:

“The applicable Deal Agent shall have sole discretion to further distribute any payments made by the Issuer to any Purchaser’s Account to the respective Purchaser or CP Purchaser (as the case may be). In connection therewith, the applicable Deal Agent shall be treated as the absolute owner of the respective Series 2012-1 Note for purposes of payments owed to the Purchaser or CP Purchaser named as the Series 2012-1 Noteholder on such Series 2012-1 Note.”

(d) Each reference in Note Purchase Agreement to “Alpine Securitization Corp.” shall be amended to refer to “Mountcliff Funding LLC” and each reference to “Alpine” in Note Purchase Agreement shall be amended to refer to “Mountcliff”.

(e) Schedule II to the Note Purchase Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached to this Amendment.

(f) Schedule III to the Note Purchase Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached to this Amendment.

Section 5. Withdrawal and Addition of Certain Series 2012-1 Noteholders; Reallocation of Series 2012-1 Note Principal Balance among Series 2012-1 Noteholders.

(a) (a) Notwithstanding any provisions to the contrary contained in any Series 2012-1 Related Document (including without limitation any advance notice requirements, which are hereby waived), each of the parties hereto hereby agrees that, subject to, and upon, the Effective Date, EverBank Commercial Finance, Inc. will (i) no longer have a Series 2012-1 Note Commitment under the Series 2012-1 Related Documents, (ii) no longer be a Series 2012-1 Noteholder or a Purchaser under the Series 2012-1 Related Documents and (iii) be released from its obligations under the Series 2012-1 Related Documents. In addition, each of the parties hereto hereby agrees that, subject to, and upon, the Effective Date, Sovereign Bank, N.A. (“Sovereign”) will (i) have a Series 2012-1 Note Commitment under the Series 2012-1 Related Documents equal to the amount set forth under Sovereign’s name on its signature page to this Amendment, (ii) be a Series 2012-1 Noteholder and a Purchaser under the Series 2012-1 Related Documents and (iii) have the rights and the obligations of a Series 2012-1 Noteholder and a Purchaser as set forth in the Series 2012-1 Related Documents.

(b) Each of the parties hereto hereby agrees that, subject to, and upon, the Effective Date, and concurrently with events described in Section 5(a) above, each Series 2012-1 Noteholder party hereto (as a Purchaser under the Note Purchase Agreement) shall have the Purchase Limit set forth opposite its name on Exhibit A to this Amendment (the “Commitment Reallocation”). In connection with the Commitment Reallocation, each Series 2012-1 Noteholder party hereto (i) shall comply with the instructions of the Administrative Agent regarding payments to the other Series 2012-1 Noteholders that may be necessary to cause the outstanding Series 2012-1 Note Principal Balance of each such Series 2012-1 Noteholder to be equal to such Series 2012-1 Noteholder’s Pro Rata Share of the Aggregate Series 2012-1 Note Principal Balance on the Effective Date, (ii) acknowledges and agrees that such Commitment Reallocation may result in (x) a funding by certain Series 2012-1 Noteholders on the Effective Date on a non-Pro Rata Basis, and (y) receipt of funds by certain Series 2012-1 Noteholders on the Effective Date on a non-Pro Rata Basis and (iii) acknowledges and agrees that the proceeds of the Advances made by Series 2012-1 Noteholders (or their respective CP Purchasers) on the Effective Date may be used by the Administrative Agent to repay principal and interest due and owing to Series 2012-1 Noteholders (or their respective CP Purchasers) that shall no longer be party to the Note Purchase Agreement as of the Effective Date.

(c) On the Effective Date the Indenture Trustee shall (x) make payment in full to EverBank Commercial Finance Inc. the unpaid principal balance of, and interest and fees, on the principal balance of the Series 2012-1 note, and (y) make payment in full to Alpine Securitization Corp. the interest and fees on the principal balance of the Series 2012-1 note. Mountcliff Funding LLC and Sovereign shall receive from the Issuer on the Payment Date in May 2013 its Pro Rata share of any principal payments then owing as well as any interest earned between the Effective Date and the Payment Date.

Section 6. Representations and Warranties.

(a) Each of the parties hereto hereby confirms that each of the representations and warranties set forth in the Indenture, the Supplement and the Note Purchase Agreement made by such party are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relates to earlier dates.

(b) The Issuer hereby confirms that each of the conditions precedent to the amendment to the Indenture, the Supplement and the Note Purchase Agreement have been, or contemporaneously with the execution of this Amendment will be, satisfied.

Section 7. Effectiveness of Amendment.

(a) Sections 2, 3, 4 and 5 of this Amendment shall become effective, as of the date first above written, upon satisfaction or waiver by the applicable parties of each of the following conditions (the “Effective Date”):

(i) This Amendment shall have been executed and delivered by the Issuer, the Indenture Trustee and each of the Interest Rate Hedge Providers, Series 2012-1 Noteholders and Deal Agents;

(ii) Each Interest Rate Hedge Provider shall have received prior written notice of this Amendment, such notice setting forth in general terms the substance of this Amendment and the proposed form hereof;

(iii) The parties hereto (other than the Issuer) shall have received an Officer’s Certificate of the Issuer with respect to the satisfaction of the conditions precedent set forth in this Section 7(a);

(iv) The Indenture Trustee shall have received (if requested) an Opinion of Counsel stating that the execution hereof is authorized or permitted by the Indenture; and

(v) Issuer shall have executed and delivered to each Series 2012-1 Noteholder a fee letter, dated as of the date hereof.

(b) Upon the execution and delivery of this Amendment by the parties hereto, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Upon the effectiveness of (i) Section 2 of this Amendment, (x) this Amendment shall become a part of the Indenture and (y) each reference in the Indenture to “this Indenture”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture, shall mean and be a reference to the Indenture, as amended or modified hereby, (ii) Section 3 of this Amendment, (x) this Amendment shall become a part of the Supplement and (y) each reference in the Supplement to “this Supplement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the

Supplement, shall mean and be a reference to the Supplement, as amended or modified hereby, (iii) Section 4 of this Amendment, (x) this Amendment shall become a part of the Note Purchase Agreement and (y) each reference in the Note Purchase Agreement to “this Agreement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement, as amended or modified hereby.

(d) Except as expressly amended or modified hereby, each of the Indenture, the Supplement and the Note Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

Section 8. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW SHALL APPLY), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10. Direction of Requisite Global Majority to Indenture Trustee. The parties hereto, which include the Requisite Global Majority, hereby direct the Indenture Trustee to execute and deliver this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TEXTAINER MARINE CONTAINERS II LIMITED

By:	/s/ Christopher Morris
Name:	Christopher C. Morris
Title:	Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Kristin L. Puttin
Name:	Kristin Puttin
Title:	Vice President

TMCL II Omnibus Amendment No. 1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Series 2012-1 Noteholder

By:	/s/ Jerri A. Kallam
Name:
Title:	Director

WELLS FARGO SECURITIES, LLC, as a Deal Agent

By:	/s/ Jerri A. Kallam
Name:
Title:	Director

TMCL II Omnibus Amendment No. 1

BANK OF AMERICA, N.A., as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ Margaux L. Karagosian
Name:
Title:	VP

TMCL II Omnibus Amendment No. 1

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ Jason Ruchelsman
Name:
Title:	Authorized Signatory

By:	/s/ Jason D. Muncy
Name:
Title:	Authorized Signatory

TMCL II Omnibus Amendment No. 1

MOUNTCLIFF FUNDING LLC, as a CP Purchaser

By:	/s/ Oliver Nisenson
Name:
Title:	Director

TMCL II Omnibus Amendment No. 1

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ Colin Bennett
Name:
Title:	Director

By:	/s/ Robert Sheldon
Name:
Title:	Managing Director

TMCL II Omnibus Amendment No. 1

ING BELGIUM NV/SA, as a Series 2012-1 Noteholder and as a Deal Agent

By:	[signature illegible]
Name:
Title:

By:	/s/ Luc Missoorten
Name:
Title:	Program Manager Structured Finance

TMCL II Omnibus Amendment No. 1

KEY EQUIPMENT FINANCE INC., as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ Michael O’Hern
Name:
Title:	SVP

TMCL II Omnibus Amendment No. 1

THUNDER BAY FUNDING, LLC, as a CP Purchaser

By:	/s/ Kevin P. Wilson
Name:
Title:	Authorized Signatory

WHITE POINT FUNDING, INC., as a CP Purchaser

By:	/s/ Kevin P. Wilson
Name:
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ Robert S. Jones
Name:
Title:	Authorized Signatory

By:	/s/ Kevin P. Wilson
Name:
Title:	Authorized Signatory

TMCL II Omnibus Amendment No. 1

ABN AMRO CAPITAL USA LLC, as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ Urvashi Zutshi
Name:
Title:	Managing Director

TMCL II Omnibus Amendment No. 1

SUNTRUST BANK, as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ Kyle Shenton
Name:
Title:	VP

TMCL II Omnibus Amendment No. 1

SOVEREIGN BANK, N.A., as a Series 2012-1 Noteholder and as a Deal Agent

By:	[signature illegible]
Name:
Title:

Series 2012-1 Note Commitment: $40,000,000

TMCL II Omnibus Amendment No. 1

EVERBANK COMMERCIAL FINANCE, INC., as a Series 2012-1 Noteholder and as a Deal Agent

By:	/s/ S. Scott Gates
Name:
Title:	Managing Director

TMCL II Omnibus Amendment No. 1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Interest Rate Hedge Provider

By:	/s/ Joe Hunter
Name:
Title:	Authorized Signatory

TMCL II Omnibus Amendment No. 1

CREDIT SUISSE INTERNATIONAL, as an Interest Rate Hedge Provider

By:	/s/ Bik Kwan Chung
Name:
Title:	Authorized Signatory

By:	/s/ Emilie Blay
Name:
Title:	Authorized Signatory

TMCL II Omnibus Amendment No. 1

ING Bank NV, as an Interest Rate Hedge Provider

By:	/s/ Jules Oscar E. Kollmann
Name:
Title:	Managing Director

By:	/s/ Vitomia Stambolva
Name:
Title:	Director

TMCL II Omnibus Amendment No. 1

SUNTRUST BANK, as an Interest Rate Hedge Provider

By:	/s/ Kyle Shenton
Name:
Title:	VP

TMCL II Omnibus Amendment No. 1

FORTIS BANK NV/SA, as an Interest Rate Hedge Provider

By:	/s/ John W. Benton
Name:
Title:	Senior Managing Director

By:	Alfred M. Torres
Name:
Title:	Managing Director

TMCL II Omnibus Amendment No. 1

Exhibit A to Amendment 1

SCHEDULE II

PURCHASE LIMITS

PURCHASER	PURCHASE LIMIT

Wells Fargo Bank, National Association	$142,000,000

Bank of America, N.A.	$142,000,000

Royal Bank of Canada	$142,000,000

ING Belgium NV/SA	$142,000,000

SunTrust Bank	$142,000,000

ABN AMRO Capital USA LLC	$125,000,000

Credit Suisse AG, Cayman Islands Branch	$125,000,000

Deutsche Bank AG, New York Branch	$125,000,000

Key Equipment Finance Inc.	$75,000,000

Sovereign Bank, N.A.	$40,000,000

TOTAL	$1,200,000,000

Exhibit B to Amendment 1

SCHEDULE III

CP PURCHASER

PURCHASER	CP PURCHASER(S)

Royal Bank of Canada	Thunder Bay Funding, LLC and White Point Funding, Inc.

Credit Suisse AG, Cayman Islands Branch	Mountcliff Funding LLC